Exhibit 99.1

HYLIION’S IN-PERSON INVESTOR DAY TO HIGHLIGHT HYPERTRUCK ERX POWERTRAIN AND KARNO GENERATOR TECHNOLOGY AND FUTURE APPLICATIONS

●	Starts installation of first production Hypertruck ERX powertrain system

●	Unveils KARNO stationary power 200kW representative model

●	Expects to generate approximately $10 million in revenue on sales from vehicles outfitted with Hypertruck ERX and Hybrid powertrains in 2023

●	Plans to begin revenue generation on KARNO stationary power system in 2024

●	Announces plans for day cab version of Hypertruck ERX platform

●	Reiterates guidance on operating expenses for 2023

AUSTIN, Texas—Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified solutions for Class 8 commercial semi-trucks, will today host an Investor Day at the company headquarters in Austin, Texas. The event will consist of interactive experiences throughout the facility and presentations from Hyliion’s management team, which will begin at 1:00 p.m. ET / 12:00 p.m. CT and can be watched live at the following link:

https://hyliion-inc-investor-day-2023.open-exchange.net/

Executive Commentary

“We are thrilled to host Hyliion’s first ever, in-person investor event at our headquarters in Austin. Marking today as the start of installing our first production Hypertruck ERX powertrain is a momentous achievement, and I couldn’t be prouder of the entire team’s work in getting us to this commercialization milestone,” said Hyliion’s Founder and CEO, Thomas Healy. “I am also happy to be able to display for the first time a representative model of a 200 kW KARNO stationary power unit, showcasing its small size relative to the large potential power output it will have,” added Healy.

Highlights include:

Begins Installation of First Production Hypertruck ERX System

Installation of the first production Hypertruck ERX system will commence today at Hyliion’s headquarters. The Company is on track to begin customer deliveries later this year and to deliver 30 Hypertruck ERX units by the end of 2023.

KARNO Stationary Model Unveiling

Hyliion will unveil a full-scale representative model of the 200 kW KARNO stationary generator unit, to show the size of the stationary architecture. Additionally, the Company will discuss potential use cases for the technology, including EV charging, prime power for buildings, peak shaving, and renewables matching.

The KARNO stationary unit is expected to operate at similar efficiencies to modern powerplants, while providing a compact solution that can be deployed onsite at a facility. The generator is expected to offer over a 90% reduction in NOx emissions, run on over 20 different fuel types, require minimal maintenance, and produce little noise and vibration. Currently in development, the KARNO stationary generator is expected to be deployed in initial revenue generating operation in 2024.

Day Cab to be Next Hypertruck ERX Version

Hyliion will announce that the next version of the Hypertruck ERX platform will be a day cab model and the powertrain is expected to be ready in 2025. Hyliion has received strong customer requests for a day cab variant—in addition to its sleeper truck solution—due to the limited range fleets have experienced with day cab plug-in electric trucks, and the CARB approval of the Advanced Clean Fleets Regulation (ACF), which has earlier mandates on day cabs.

Hypertruck Fuel Cell

Hyliion will provide updates on the ongoing development of a hydrogen fuel cell equipped Hypertruck powertrain. Parker Meeks, CEO of Hyzon, will present and showcase their recently unveiled 200 kW fuel cell stack. The collaboration is for a single Hyliion development truck equipped with the Hypertruck powertrain and Hyzon’s fuel cell stack.

Financial Guidance

The Company today will reiterate financial guidance for 2023, including full year operating expenses of approximately $130 million, total cash spending of less than $150 million, and no plans to raise additional capital in 2023. The Company also projects full-year 2023 revenue of approximately $10 million. For 2024, the Company is expected to have sufficient capital resources to fund expected Hypertruck ERX powertrain and KARNO generator development work for initial stationary deployments but will remain opportunistic about raising additional capital if market conditions are favorable.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.Hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2023 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX™, the ability to meet 2023 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions, the expected performance and integration of the KARNO generator and system, and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

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Hyliion Holdings Corp.

Ryann Malone

press@Hyliion.com

(833) 495-4466

Kellen Ferris

kellen.ferris@Hyliion.com

(737) 292-8649